SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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WORLD AIR HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORLD AIR HOLDINGS, INC.
April 6, 2005
Dear Stockholder:
      We cordially invite you to attend World Air Holdings, Inc.’s Annual Meeting of Stockholders to be held on Thursday, May 5, 2005. Enclosed are a proxy statement, a form of proxy, and an annual report to stockholders. The meeting will commence at 9:00 a.m., local time, at our headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.
      At the meeting, we will ask you to (i) elect three persons to serve as members of the Company’s Board of Directors; (ii) ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2005; and (iii) act upon such other matters as may properly come before the annual meeting and any adjournment(s) thereof.
      We value your participation and encourage you to vote your shares on the matters expected to come before the annual meeting. Please follow the instructions on the enclosed proxy card to ensure representation of your shares at the annual meeting.

Sincerely,

Randy J. Martinez
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PURPOSE OF MEETING
VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
BOARD OF DIRECTORS
MATTER NO. 1 -- ELECTION OF DIRECTORS
MATTER NO. 2 -- RATIFICATION OF SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCK PERFORMANCE
EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER INFORMATION

WORLD AIR HOLDINGS, INC.
The HLH Building
101 World Drive
Peachtree City, Georgia 30269

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 5, 2005

To the Stockholders:
      World Air Holdings, Inc., a Delaware corporation (the “Company”), will hold its Annual Meeting of Stockholders on Thursday, May 5, 2005, commencing at 9:00 a.m., local time, at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, for the following purposes:

1. To elect three Class I directors to serve until the 2008 Annual Meeting of Stockholders, and thereafter until their successors have been duly elected and qualified;

2. To ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2005; and

3. To act upon such other matters as may properly come before the annual meeting and any adjournment thereof.
      The record date for the determination of stockholders entitled to vote at the annual meeting is March 18, 2005, and only stockholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment(s) thereof.
      Whether or not you plan to attend the stockholders’ annual meeting, please follow the instructions on the enclosed proxy to ensure representation of your shares at the annual meeting. You may revoke your proxy at any time prior to the time it is voted.

By Order of the Board of Directors.

Mark M. McMillin
Corporate Secretary
April 6, 2005
Peachtree City, Georgia

WORLD AIR HOLDINGS, INC.
The HLH Building
101 World Drive
Peachtree City, Georgia 30269

PROXY STATEMENT

       This proxy statement is being furnished to the stockholders of World Air Holdings, Inc., a Delaware corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Company’s Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, May 5, 2005, and any adjournment(s) thereof, for the purposes set forth in the accompanying notice and described in more detail herein. The meeting will be held at the Company’s headquarters in The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.
      This proxy statement and the accompanying proxy card will be first mailed to our stockholders on or about April 6, 2005. The cost of the solicitation will be borne by the Company.
PURPOSE OF MEETING
      At the annual meeting, the Board of Directors will ask stockholders to (1) elect three Class I directors to serve until the 2008 Annual Meeting of Stockholders, and thereafter until their successors are duly elected and qualified; (2) ratify the selection of KPMG LLP as Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2005; and (3) act upon such other matters as may properly come before the meeting and any adjournment(s) thereof.
      There will also be addresses by the Chairman of the Board of Directors of the Company and the Chief Executive Officer, and a general discussion period during which stockholders will have an opportunity to ask questions about the Company’s business.
VOTING
      Only holders of record of the Company’s outstanding Common Stock at the close of business on March 18, 2005 (the “Record Date”) will be entitled to vote at the annual meeting. On the Record Date, 23,473,752 shares of Common Stock were outstanding and entitled to be voted.
      Shares of Common Stock represented by proxies that are properly executed and returned to the Company will be voted at the meeting in accordance with the stockholders’ instructions contained in such proxies. Where no such instructions are given, proxies will be voted for the election to the Board of Directors of the three persons named elsewhere in this proxy statement and for the appointment of KPMG LLP (“KPMG”) as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2005. The proxy holders will also vote such shares at their discretion with respect to such other matters as may properly come before the meeting. The Company does not know of any matters to be acted upon at the meeting other than the two matters described in this proxy statement.
      Any proxy may be revoked by the person giving it at any time before it is exercised by giving written notice to that effect to the Secretary of the Company, Mark M. McMillin, or by signing a later-dated proxy. Stockholders who attend the meeting may revoke any proxy previously given and vote in person.
      A quorum at the meeting will consist of the presence, in person or by proxy, of the holders of a majority of the shares of Common Stock issued and outstanding on the Record Date and entitled to vote at the meeting. Cumulative voting in the election of directors is not allowed. Each holder of shares of Common Stock issued and outstanding on the Record Date shall be entitled to one vote for each share owned by such holder on each matter to be voted on at the meeting. At the meeting, a plurality of the votes cast is required to elect each of the Class I directors and, accordingly, the director nominees receiving the greatest number of votes will be elected to the Board of Directors. The affirmative vote of the majority of the aggregate voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is required to ratify the selection of KPMG as Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2005. Accordingly, abstentions will have the effect of votes against the ratification of the selection of KPMG as Independent Registered Public Accounting Firm for the Company for the fiscal year ending December 31, 2005. Broker non-votes will be disregarded and will have no effect on the outcome of any vote at the meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS
Principal Stockholders
      The following table sets forth information as of March 18, 2005, unless otherwise indicated, with respect to each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

	Shares		Percent
	Beneficially		of Class
Name and Address of Beneficial Owner	Owned(1)		Owned(1)

Zazove Associates, LLC	2,741,388	(2)	10.5%
940 Southwood
Incline Village, Nevada
Air Transportation Stabilization Board	2,156,001	(3)	8.4%
1120 Vermont Avenue
Washington, DC 20005
Naluri Berhad f/k/a Malaysian Helicopter Services Berhad	1,217,000	(4)	5.2%
Wing On Center, 25th Floor
1111 Connaught Road
Central Hong Kong

(1)	In setting forth this information, the Company relied upon its stock and convertible senior subordinated debenture transfer records and upon Schedule 13D and Schedule 13G filings of, and other information provided by, the persons and entities listed in the table. Beneficial ownership is reported in accordance with Securities and Exchange Commission (“SEC”) regulations and therefore includes shares of the Company’s Common Stock which may be acquired within 60 days after March 18, 2005 upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of Common Stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person or entity has sole voting and investment power with regard to the shares shown as owned by such person or entity. For each stockholder, “Percent of Class Owned” is based on the 23,473,752 shares of Common Stock issued and outstanding on March 18, 2005, plus any shares which may be acquired by the stockholder within 60 days after March 18, 2005.

(2)	As reported in a Schedule 13G/A filed with the SEC on March 9, 2005. Represents shares that may be acquired upon conversion of convertible senior subordinated debentures. Zazove Associates, LLC is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and has discretionary authority, including sole voting and dispositive power, with respect to the convertible senior subordinated debentures of the Company and World Airways, Inc., a Delaware corporation (“World”) and a wholly-owned subsidiary of the Company, held in certain managed accounts.

(3)	Represents shares underlying immediately exercisable warrants to purchase Common Stock.

(4)	As reported in a Schedule 13D filed with the SEC on October 27, 1995, and as reduced by 773,000 shares of Common Stock sold by Naluri Berhad to World on January 23, 1998.
Directors and Executive Officers
      The following table sets forth information, as of March 18, 2005 unless otherwise indicated, with respect to the beneficial ownership of Common Stock by (a) each director and nominee for director of the Company, (b) each executive officer named in the Summary Compensation Table included in this proxy statement, and (c) all current directors and executive officers of the Company as a group.

		Shares		Percent
		Beneficially		of Class
Name of Beneficial Owner	Capacity	Owned(1)		Owned(1)

Randy J. Martinez	President, Chief Executive Officer and Director	198,752	(2)	*
Gen. Ronald R. Fogleman	Chairman of the Board of Directors	70,032	(3)	*
Daniel J. Altobello	Director	111,259	(4)	*
A. Scott Andrews	Director	70,554	(5)	*
Joel H. Cowan	Director	96,549	(6)	*
John E. Ellington	Director	74,349	(7)	*
Russell L. Ray, Jr.	Director	260,042	(8)	1.1%
Peter M. Sontag	Director	63,114	(9)	*
Gilberto M. Duarte, Jr.	Chief Financial Officer	185,000	(10)	*
Jeffrey L. MacKinney	Chief Operating Officer	70,000	(11)	*
Charles H. J. Addison	Senior Vice President, Operational Support Services	81,811	(12)	*
Robert R. Binns	Senior Vice President, Marketing and Planning	30,000	(13)	*
Directors and Executive Officers as a Group (13 persons)		1,341,462	(14)	5.5%

*	Individual is the beneficial owner of less than one percent (1%) of the outstanding Common Stock.

(1)	In setting forth this information, the Company relied on its stock and convertible senior subordinated debenture transfer records and other information provided by the persons listed in the table. Beneficial ownership is reported in accordance with SEC regulations and therefore includes shares of Common Stock that may be acquired within 60 days after March 18, 2005, upon the exercise of outstanding stock options and warrants and the conversion of outstanding convertible senior subordinated debentures. Shares of Common Stock issuable upon the exercise of such options and warrants, and the conversion of such debentures, are deemed outstanding for purposes of computing the percentage of Common Stock owned by the beneficial owner listed in the table, but are not deemed outstanding for purposes of computing the percentage of outstanding Common Stock owned by any other stockholder. Except as otherwise stated below, all shares are owned directly and of record, and each named person has sole voting and investment power with regard to the shares shown as owned by such person. For each stockholder, “Percent of Class Owned” is based on the 23,473,752 shares of Common Stock issued and outstanding on March 18, 2005 plus any shares that may be acquired by the stockholder as a result of the exercise of existing options and warrants within 60 days after March 18, 2005.

(2)	Consists of (i) 162,500 shares of Common Stock issuable to Mr. Martinez upon the exercise of options granted, and (ii) 36,252 shares of Common Stock that he owns directly.

(3)	Consists of (i) 32,479 shares of Common Stock issuable to General Fogleman upon the exercise of options granted, and (ii) 37,553 shares of Common Stock that he owns indirectly.

(4)	Consists of (i) 32,479 shares of Common Stock issuable to Mr. Altobello upon the exercise of options granted, and (ii) 78,780 shares that he owns directly.

(5)	Consists of (i) 15,554 shares of Common Stock issuable to Mr. Andrews upon the exercise of options granted, and (ii) 55,000 shares of Common Stock that he owns directly.

(6)	Consists of (i) 27,479 shares of Common Stock issuable to Mr. Cowan upon the exercise of options granted, and (ii) 69,070 shares of Common Stock that he owns indirectly.

(7)	Consists of 74,349 shares of Common Stock owned by Mr. Ellington.

(8)	Consists of (i) 217,479 shares of Common Stock issuable to Mr. Ray upon the exercise of options granted, (ii) 36,670 shares of Common Stock that he owns directly, and (iii) 5,893 shares of Common Stock owned in a rollover IRA account.

(9)	Consists of (i) 22,479 shares of Common Stock issuable to Mr. Sontag upon the exercise of options granted, and (ii) 40,635 shares of Common Stock that he owns directly.

(10)	Consists of 185,000 shares of Common Stock issuable to Mr. Duarte upon the exercise of options granted.

(11)	Consists of 70,000 shares of Common Stock issuable to Mr. MacKinney upon the exercise of options granted.

(12)	Consists of (i) 81,600 shares of Common Stock issuable to Mr. Addison upon the exercise of options granted, and (ii) 211 shares of Common Stock that he owns directly.

(13)	Consists of 30,000 shares of Common Stock issuable to Mr. Binns upon the exercise of options granted.

(14)	Consists of (i) 981,398 shares of Common Stock issuable upon the exercise of options, and (ii) 360,064 shares of Common Stock which the persons in the group own directly or indirectly.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of its Common Stock, to file with the SEC initial reports of ownership of the Company’s equity securities and to file subsequent reports when there are changes in such ownership. To the Company’s knowledge, based solely on information provided to the Company by such persons and on a review of the copies of such reports furnished to the Company, all such persons timely complied with the Section 16(a) filing requirements during and with respect to the Company’s 2004 fiscal year. The Company has no information that any person or entity that may be deemed beneficial owner of more than 10% of the outstanding Common Stock has filed any report under Section 16(a) of the Exchange Act.
BOARD OF DIRECTORS
      The Board of Directors of the Company is responsible for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has four standing committees: Executive, Audit, Nominating and Corporate Governance, and Compensation. During 2004, there were 10 meetings of the Board of Directors of the Company, 9 meetings of the Executive Committee, 5 meetings of the Audit Committee, 4 meetings of the Nominating and Corporate Governance Committee, and 4 meetings of the Compensation Committee. During 2004, or the portion of 2004 during which each director served, each director attended in excess of 75% of the aggregate of (1) the total number of meetings of the Board of Directors, and (2) the total number of meetings of all Committees of the Board on which he served. The Board of Directors has determined that each of the directors, other than John E. Ellington and Randy J. Martinez, is independent, as independence for directors is defined under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”).
Committees of the Board of Directors

Executive Committee
      The Executive Committee may exercise all of the Board’s power and authority when the Board is unable to meet, except that certain fundamental responsibilities, such as the declaration of dividends, are reserved exclusively to the Board. The members of the Executive Committee are Russell L. Ray, Jr. (Chair), General Ronald R. Fogleman, Daniel J. Altobello and Randy J. Martinez.

Audit Committee
      The Audit Committee is directly responsible for the appointment (subject to stockholder ratification), compensation, retention and oversight of the work of any independent auditors engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee’s other primary duties and responsibilities are to (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance; (ii) oversee the independence and performance of the Company’s independent auditors; (iii) provide an avenue of communication among the independent auditors, management, and the Board; and (iv) review areas of potential significant financial risk to the Company. The Audit Committee reviews, at least once each year, the terms of all material transactions and arrangements between the Company and its affiliates. The Board of Directors has adopted a written charter for the Audit Committee which, as revised in February 2004, can be found on the Company’s website at www.worldairways.com.
      The members of the Audit Committee are A. Scott Andrews (Chair), Joel H. Cowan and Peter M. Sontag. The Board of Directors has determined that each member of the Audit Committee is independent, as independence for audit committee members is defined by the Nasdaq listing standards. In addition, the Board of Directors has determined that each of Joel H. Cowan and A. Scott Andrews qualifies as an “audit committee financial expert” under applicable SEC regulations.

Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee (the “Nominating Committee”) is responsible for (i) identifying individuals qualified to become members of the Board consistent with criteria established or approved by the Board from time to time, (ii) selecting (or recommending that the Board select) director nominees for annual meetings of stockholders, (iii) developing and recommending to the Board a set of corporate governance principles, and (iv) overseeing the evaluation of the Board and management. The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee Charter is available on the Company’s website at www.worldairways.com.
      The Nominating Committee consists of Joel H. Cowan (Chair), Russell L. Ray, Jr., A. Scott Andrews, Peter M. Sontag and Daniel J. Altobello. The Board of Directors has determined that each member of the Nominating Committee is independent, as independence for nominating committee members is defined by the Nasdaq listing standards.
      The Nominating Committee was established in February 2004 and has not adopted a policy with regard to the consideration of any director candidates recommended by stockholders or any formal process for identifying and evaluating nominees for directors. However, the Nominating Committee will consider director candidates recommended by the Company’s stockholders. Recommendations may be sent to the Nominating Committee at World Air Holdings, Inc., Attention: Corporate Secretary, The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.
      The Nominating Committee will consider multiple sources for identifying and evaluating nominees for directors, including referrals from current directors and stockholders. The Nominating Committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and be committed to representing the long-term interests of the Company and its stockholders. The Nominating Committee seeks to ensure that the composition of the Board at all times adheres to Nasdaq’s independence requirements and reflects a range of talents, ages, skills, diversity, background, experience and expertise, particularly in the areas of management, leadership, corporate governance, strategic planning and experience in the Company’s and related industries, sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

Compensation Committee
      The Compensation Committee (i) reviews key employee compensation policies, plans, and programs; (ii) monitors performance and compensation of Company officers and other key employees; (iii) prepares recommendations and periodic reports to the Board concerning such matters; and (iv) administers the Company’s various compensation plans. The members of the Compensation Committee are Daniel J. Altobello (Chair), Joel H. Cowan, and Peter M. Sontag, each of whom is independent as independence for directors is defined by the Nasdaq listing standards.
Compensation of Members of the Board and Committees
      Directors who are not also executive officers of the Company or of an affiliate of the Company (“Non-Affiliate Directors”) receive $30,000 annually for serving on the Board of Directors of the Company, which amount is paid quarterly in advance. Chairmen of Board Committees also receive compensation in the amount of $7,500 per year for such service as Committee Chair, with the exception of the Audit Committee Chair who receives $10,000 per year. In addition, directors receive $1,000 for attending Board meetings personally and $250 for attending Board meetings telephonically. Committee members receive $1,000 for attending committee meetings personally or $250 for attending committee meetings telephonically. Non-Affiliate Directors are reimbursed for usual and ordinary expenses of meeting attendance. The Company has adopted a Non-Employee Directors’ Stock Option Plan (the “Directors’ Plan”), pursuant to which each new Non-Affiliate Director, upon election or appointment to the Board of Directors of the Company, is granted options to purchase 10,000 shares of Common Stock. On the third anniversary of the initial award, each such director will be granted an option to purchase an additional 5,000 shares of Common Stock. Options granted under the Directors’ Plan become exercisable in equal monthly installments during the 36 months following the award, as long as the person remains a director of the Company. The exercise price of all such options is the average closing price of the Common Stock during the 30 trading days immediately preceding the date of grant. Up to 250,000 shares of Common Stock may be issued under the Directors’ Plan, subject to certain adjustments.
      The Company has a consulting arrangement with John E. Ellington, a current director and former President and Chief Operating Officer of the Company, pursuant to which Mr. Ellington agreed to provide consulting services as may be requested from time to time by the Company until November 1, 2006. The Company agreed to pay Mr. Ellington $100,000 per year for these services. Mr. Ellington waived the right to receive any directors’ fees for the duration of the consulting arrangement. In addition, the Company agreed to continue to maintain term life insurance for the benefit of Mr. Ellington during the first year of the consulting arrangement and paid $201.50 in excess term life insurance premiums for the period from January 1, 2004 through October 31, 2004.
Policy with Regard to Directors’ Attendance at Annual Meeting of Stockholders
      The Board of Directors adopted a policy requiring that, absent unusual circumstances, members of the Board of Directors are invited and expected to attend each annual meeting of the Company’s stockholders. All of the then members of the Board of Directors attended last year’s annual meeting of stockholders.
Procedure for Stockholder Communication with Directors
      Stockholders may send communications to the Board of Directors or to individual directors by mail addressed to the Board of Directors or to the individual director at World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, GA 30269. Communications from stockholders will be forwarded to or accessed by the directors from time to time but in no event later than the next regularly scheduled meeting of the Board of Directors.

MATTER NO. 1 — ELECTION OF DIRECTORS
      The Company’s Board of Directors is divided into three classes. Members of each class serve staggered three-year terms. At the meeting for which proxies are being solicited, three Class I directors will be elected to serve until the 2008 Annual Meeting of Stockholders, and thereafter until their successors are duly elected and qualified. Madeline E. Hamill, a new director nominee, who was initially recommended to the Nominating Committee by Joel H. Cowan, will stand for election to Hollis L. Harris’s vacated seat. Each of the three director nominees has consented to serve as a director if elected at this year’s annual meeting. A. Scott Andrews, Joel H. Cowan, Randy J. Martinez, John E. Ellington, General Ronald R. Fogleman and Russell L. Ray, Jr. will continue to serve as directors for the terms to which they were previously elected.
      Unless otherwise directed by the persons giving proxies, the proxy holders intend to vote all shares for which they hold proxies for the election of Daniel J. Altobello, Peter M. Sontag and Madeline E. Hamill as Class I directors. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the annual meeting, the Board will select a substitute nominee.
Class I Director Nominees
Terms of Office Expiring at the 2008 Annual Meeting of Stockholders

Name and Age	Business Experience

Daniel J. Altobello, 64	Mr. Altobello has been a director of the Company since March 1998. Since October 1, 2000, he has been a private investor and active board member of several companies. From September 1995 until October 2000, Mr. Altobello was the Chairman of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs, the world’s largest airline catering company. From 1989 to 1995, Mr. Altobello served as chairman, president and chief executive officer of Caterair International Corporation. He is a director of Mesa Air Group, Inc., a reporting company under the Exchange Act (“reporting companies”), Friedman, Billings, Ramsey Group, Inc., a registered broker-dealer and a reporting company, and several privately held companies.

Peter M. Sontag, 61	Mr. Sontag has been a director of the Company since February 1994. Mr. Sontag is a Director of and Senior Executive Advisor to TQ3 Travel Solutions Management Holding GmbH, a wholly owned subsidiary of TUI A.G. in Hanover, Germany, a DAX 30 company. Mr. Sontag is also a director of Coast Dental of Tampa, Florida, a reporting company. Since 2000, he has been a Director of NetHotels Travel Software Technology GmbH of Vienna, Austria. From 1997 to 2000, he was Chairman of Travel Industries, Inc., d/b/a/ THOR, Inc., which provided marketing, management, and automated operational services to associated travel distributors worldwide. Mr. Sontag was the founder and Chairman and CEO of USTravel a $2.4 billion commercial travel company he sold in 1994. Mr. Sontag is also the owner of Fast Lane Travel, Inc., a company specializing in upscale incentive travel. Previously he supplied strategic, travel, and automation consulting services to various national and international clients and was the founder, chairman and chief executive officer of Sontag, Annis & Associates, Inc., a travel technology and strategy firm sold to Citicorp in 1987. Mr. Sontag has an MBA in Finance from Columbia University and a B.S. in Marketing and Economics. He was awarded a Dr.h.c. for his accomplishments in the travel and transportation industry and was elected four times as one of the most influential executives in the travel industry.

Name and Age	Business Experience

Madeline E. Hamill, 45	Ms. Hamill is a new director nominee to the Board of Directors. Since January 2004, Ms. Hamill has served as the founder and managing partner of Hildebrand, Hamill & Associates, LLC, leading the creation of long-term strategic plans for Fortune 100 packaged goods companies in a variety of sectors and the implementation of a strategic plan for a global airline and research company. From 1997 to 2003, Ms. Hamill has served in various positions with The Coca-Cola Company, including as Vice President, Worldwide Strategic Planning; Vice President, Corporate Marketing Strategic Planning; Group Manager, Global Media Insights and Strategy; and Group Manager, Europe and Africa Media. In this role, Ms. Hamill implemented a business planning process to align countries and corporate functions through a 10-year strategic plan, helping The Coca-Cola Company to move from no growth in 2000 to 10% growth in 2002. Ms. Hamill received a B.S. and a Ph.D. (Agricultural Botany) from Queens University Belfast, Belfast, Northern Ireland.
Class II Directors
Terms of Office Expiring at the 2006 Annual Meeting of Stockholders

Name and Age	Business Experience

John E. Ellington, 70	Mr. Ellington has been a director of the Company since May 2003. Mr. Ellington served as President and Chief Operating Officer of the Company from June 2002 until his retirement in November 2003 and as Chief Operating Officer from January 2002 until June 2002. Beginning in June 1999, Mr. Ellington served as the Company’s Vice President of Operations and, in January 2000, he added the responsibility of Deputy Chief Operating Officer and continued to serve in these capacities until September 2000. Prior to January 2003, Mr. Ellington owned and operated Midsouth Aviation, an aviation consulting firm for medium sized airports and small corporations which he formed in September 2000. From December 1995 through 1997, Mr. Ellington held the positions of Vice President of Flight Operations, Director of Flight Operations and Director of Flight Standards and Training for American Trans Air. In addition, Mr. Ellington’s experience included more than 30 years with Delta Airlines, where he held such positions as Chief Pilot, Chief Line Check Airman, and Manager of Flight Training.

General Ronald R. Fogleman, 63	General Ronald R. Fogleman, USAF, (Ret.) has been a director of the Company since 1998. In September 1997, he retired in the rank of General, having served as the Chief of Staff of the United States Air Force from 1994 until 1997 and as Commander-in-Chief of the United States Transportation Command from 1992 until 1994. General Fogleman is the Chairman and Principal Officer of the Durango Group, a privately held international aviation consulting firm. He currently serves on the board of directors of AAR Corporation; Alliant Techsystems, Inc.; Mesa Air Group; MITRE Corporation and Rolls-Royce North America. On May 31, 2004, General Fogleman became the non-executive Chairman of the Board of World Airways, Inc. He holds a bachelor of arts degree from the United States Air Force Academy and a master’s degree in military history and political science from Duke University.

Name and Age	Business Experience

Russell L. Ray, Jr., 69	Mr. Ray has been a director of the Company since July 1993. He was President and Chief Executive Officer of the Company from April 1997 to May 1999, and Chairman of the Board of Directors of the Company from June 1998 to May 1999. From March 1996 to April 1997, he was an aviation and aerospace consultant. Previously he was executive vice president of British Aerospace, Inc.; president and chief executive officer of Pan American World Airways; vice president and general manager of commercial marketing of McDonnell Douglas Corporation; president of Pacific Southwest Airlines; senior vice president of Eastern Airlines; and director of Commercial Sales of Lockheed. Mr. Ray is currently Chairman of FirstStreet, Inc. and a Director of Nordtech.
Class III Directors
Terms of Office Expiring at the 2007 Annual Meeting of Stockholders

Name and Age	Business Experience

A. Scott Andrews, 46	Mr. Andrews is Co-Founder and Managing Partner of Winston Partners Group, a private investment firm based in Virginia. From 1987 until founding Winston Partners, Mr. Andrews was Chief Financial Officer of WorldCorp, a NYSE holding company. Prior thereto, Mr. Andrews was Vice President-Finance of Presidential Airways; from 1980-1985, he worked for JP Morgan, with his principal focus on corporate finance, leveraged acquisitions and corporate restructurings. Currently, Mr. Andrews serves as Audit Committee Chairman of World Air Holdings, Inc. In addition, Mr. Andrews serves on the Boards of Directors for International Legwear Group (“ILG”), Hobart West Group (“Hobart”), firstSTREET, and Amsec. He also serves as Chairman of the Board for ILG and Hobart. Mr. Andrews earned his B.A. with Distinction from the University of Virginia and serves on the Boards of Directors for the Christian Children’s Fund and the Hill School.

Joel H. Cowan, 68	Mr. Cowan has been a director of the Company since March 2000. Since May 1984, he has been chairman of Habersham & Cowan, Inc., a private service and investment firm. He is a director of several privately held companies and a former director of Continental Airlines, Inc., Interstate General Company, LP, and IRT Property Co., all reporting companies. He was Chairman of the Metropolitan North Georgia Water Planning District Authority and is a director of The Community Foundation for Greater Atlanta and the EastWest Institute in New York.

Name and Age	Business Experience

Randy J. Martinez, 50	Mr. Martinez has been a director of the Company since April 1, 2004. Mr. Martinez has served as President and Chief Executive Officer of the Company since April 1, 2004, and served as President and Chief Operating Officer from November 2003 to April 1, 2004. Prior thereto, Mr. Martinez served as Executive Vice President, Marketing & Administration, of the Company since June 2002. Mr. Martinez joined the Company in October 1998 as the Director of Crew Resources and was later appointed to be the Special Assistant to the Chairman in May 1999. In August 1999, he was named the Chief Information Officer of the Company. Mr. Martinez came to the Company after a distinguished 21-year career with the United States Air Force (Colonel Retired and Command Pilot). Prior to his leaving the United States Air Force, he was the Principal Advisor to the Chief of Staff of the North Atlantic Treaty Organization’s (NATO) senior-most Strategic Planning Staff. Mr. Martinez also served as the Senior Aide-de-Camp to the Chairman of the Joint Chiefs of Staff at the Pentagon, Commander of the 457th Airlift Squadron at Andrews Air Force Base (AFB) in Maryland and Chief of the Wing Standardization & Evaluation Division in DESERT SHIELD AND DESERT STORM for C-130’s. He is a combat experienced pilot and decorated officer.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE CLASS I
DIRECTOR NOMINEES NAMED ABOVE OR THEIR SUBSTITUTES.

MATTER NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS
      The Board of Directors has selected KPMG to serve as the Company’s Independent Registered Public Accounting Firm and auditor for the year ending December 31, 2005. At the annual meeting, the Company will ask stockholders to ratify the Board’s selection. KPMG, which served in the same capacity in 2002, 2003 and 2004, is expected to be represented at the annual meeting. A representative of KPMG will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions.
      If the stockholders do not ratify the Board’s proposal, the Board of Directors will reconsider its action with respect to the appointment. Approval of the resolution, however, will in no way limit the Board’s authority to terminate or otherwise change the engagement of KPMG during the year ending December 31, 2005.
Audit Fees
      The following table presents fees for professional audit services rendered by KPMG for the audit of the Company’s annual financial statements for 2003 and 2004, and fees billed for other services rendered by KPMG.

	2003	2004

Audit fees(1)	$542,000	$337,000
Audit-related fees(2)	$52,000	$67,000

Audit and audit-related fees	$594,000	$404,000
Tax fees(3)	$465,000	$654,000
All other fees	$—	$—

Total fees	$1,059,000	$1,058,000

(1)	Audit fees include annual audit and limited quarterly review fees as well as review of SEC filings and consents.

(2)	Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans and due diligence services.

(3)	Tax fees consisted of fees for tax advisory and tax compliance services.
Determination of Auditor Independence
      The Audit Committee has considered the provision of non-audit services by KPMG and has determined that it was not incompatible with maintaining KPMG’s independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
      The Audit Committee must approve in advance the engagement of the independent auditors to render any audit or permissible non-audit services to the Company.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Effective January 10, 2005, World reorganized into a holding company structure, whereby the Company became the holding company for (i) World and its subsidiaries, World Airways Parts Company LLC, a Delaware limited liability company (“Parts LLC”), and (ii) World Risk Solutions, Ltd., a company limited by shares organized under the laws of Bermuda (“Risk Solutions”). The holding company organizational structure was effected through a merger (the “Merger”) conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company structure without a vote of the stockholders of the corporation.
      In the Merger, World Merger Subsidiary, Inc., a Delaware corporation (the “Merger Sub”), merged with and into World with World continuing as the surviving corporation. Prior to the Merger, the Company was a direct, wholly-owned subsidiary of World, and Merger Sub was a direct, wholly-owned subsidiary of the Company. Both the Company and Merger Sub were organized for the sole purpose of implementing the holding company structure.
      Pursuant to the Merger, (i) each issued and outstanding share of common stock of World, par value $.001 per share (the “World Common Stock”), was converted into one share of common stock of the Company, par value $.001 per share (the “Common Stock”), (ii) each issued and outstanding share of common stock of Merger Sub, par value $.001 per share, was converted into one share of World Common Stock, and the separate corporate existence of Merger Sub ceased, and (iii) all of the issued and outstanding shares of the Company owned by World were automatically canceled and retired. As a result, each stockholder of World became a holder of the Common Stock, evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as those securities that the stockholder held in World. In addition, each issued but not outstanding share of the World Common Stock held in the treasury of World was converted into one share of issued but not outstanding Common Stock held in the treasury of the Company. As a result of the Merger, World became a direct, wholly owned subsidiary of the Company.
      On October 13, 2000, World entered into a lease agreement, as tenant, with Air Eagle Properties, LLC, as lessor, for approximately 51,796 square feet of commercial space from May 1, 2001 through October 31, 2003, and approximately 44,000 square feet of commercial office space for the remainder of the term in the building, which the Company now occupies in Peachtree City, Georgia. Hollis L. Harris, the Company’s former Chairman of the Board of Directors and Chief Executive Officer, is a managing member of Air Eagle Properties, LLC. Mr. Harris has advised World that, directly or indirectly, he and his family own 100% of the equity interest in Air Eagle Properties, LLC. The term of the Peachtree City lease began on May 1, 2001 and was to end on April 30, 2016, with a single five-year renewal option. However, the lease was terminated in March 2004 in connection with the sale of the building referred to below. The base rent under the lease was $20.00 per square foot per year with annual escalations of three percent. During the lease term, World would have been obligated to pay rent totaling approximately $16,367,044 for the 15-year term ($23,645,930 if the renewal option were exercised), plus the ratable share of any increases in building operating expenses (including a five percent management fee) and taxes. World paid an aggregate of $179,000 during 2004 under this lease agreement. The lessor provided World with a $1,100,000 tenant improvement allowance. To secure World’s performance under the lease, on January 4, 2001, a deposit of $1,000,000 was made into an interest bearing escrow account maintained at Peachtree National Bank, Peachtree City, Georgia. On October 27, 2000, Air Eagle Properties, LLC borrowed $5,300,000 from Peachtree National Bank to finance the construction of the Peachtree City building. Under the lease, World had subordinated its rights, as tenant, to the rights of the lessor’s construction and permanent lenders. Under the construction loan documents, Air Eagle Properties, LLC had secured its loan by an assignment of World’s security deposit and future rent payments to Peachtree National Bank.
      In March 2004, Air Eagle Properties, LLC sold the building containing the Company’s corporate headquarters to a real estate investment trust. In conjunction with this transaction, World executed a new 15-year lease that provides for reduced rental rates and increased flexibility for expansion. In addition, the deposit on the previous lease was returned to World and financing arrangements affecting the previous lease were terminated. Before approving the terms of the new lease, World’s Board of Directors retained both an independent outside law firm to provide a comparative analysis as well as a national, commercial real estate firm to independently verify that the new lease terms did not have a material incremental financial impact on World.
      By mutual agreement, Mr. Hollis L. Harris and the Company elected to modify the length of Mr. Harris employment under that certain Third Amended and Restated Employment Agreement, dated as of June 1, 2002 (the “Amended and Restated Agreement”), by changing the term of the Amended and Restated Agreement from December 31, 2004 to April 1, 2004. The Company and Mr. Harris also agreed to a final payment to Mr. Harris in the amount of $700,000 in full satisfaction of all the Company’s obligations under the Amended and Restated Agreement.
      On November 9, 2004, World entered into an Agreement and General Release (the “General Release”) with Cindy M. Swinson, World’s former General Counsel and Corporate Secretary, providing, among other things, for the termination of the employment relationship between World and Ms. Swinson under an Employment Agreement, dated as of January 16, 2002 (described in greater detail below in the section entitled “Employment Agreements”). The General Release became effective and enforceable on November 16, 2004, following a seven-day revocation period. Ms. Swinson’s last day of employment as General Counsel and Corporate Secretary of World was November 1, 2004.
      Under the terms of the General Release, World agreed to pay Ms. Swinson a lump-sum severance payment of $262,500, less lawful deductions, and Ms. Swinson was covered under World’s health benefit plan until November 30, 2004. In addition, all unexercised vested stock options to purchase the Company’s Common Stock, or options to purchase 99,500 shares, remain exercisable during the one-year period following Ms. Swinson’s last day of employment. All unvested stock options to purchase Common Stock, or options to purchase 28,500 shares, were forfeited. As consideration for the execution of the General Release, Ms. Swinson released and forever discharged World from any and all claims, known or unknown, which Ms. Swinson may have had against World as of the effective date of the General Release. Pursuant to the General Release, Ms. Swinson agreed to maintain confidentiality and secrecy concerning confidential and/or proprietary information obtained from World during Ms. Swinson’s employment. Ms. Swinson will be also bound by non-solicitation provisions for a one-year period.
      On December 30, 2003, World closed a $30,000,000 term loan (the “ATSB Loan”) supported by a $27,000,000 federal guarantee from the Air Transportation Stabilization Board (the “ATSB”). In connection with the Merger, the Company executed a joinder (the “Joinder”) to the loan agreement governing the ATSB Loan (the “Original Loan Agreement,” and together with the Joinder, the “Loan Agreement”), becoming jointly obligated with respect to the ATSB Loan. The Company’s and World’s obligations under the Loan Agreement governing the ATSB Loan and the related guarantees are secured by substantially all of the assets of the Company and its wholly-owned subsidiaries, World, Parts LLC, and Risk Solutions. The Loan Agreement requires the Company and World to repay the principal amount of the ATSB Loan in three annual installments of $6,000,000 each, commencing on December 12, 2005, and a fourth installment of $12,000,000 due on December 12, 2008. Of the $30,000,000 principal amount of the ATSB Loan, $27,000,000 (the “Tranche A Loan”) is guaranteed by the ATSB. The Company and World are required to pay to the ATSB semi-annual guarantee fees commencing on the date of the closing of the ATSB Loan at an annual rate of 4.5% of the principal amount of the Tranche A Loan scheduled to be outstanding for the interest periods ending on June 12 and December 12, 2004, increasing by 0.5% each year for subsequent semi-annual interest periods through December 12, 2008. World paid $1,228,500 in guarantee fees in 2004. In connection with the ATSB Loan, and as additional compensation for the federal loan guarantee, World issued to the ATSB a series of warrants (collectively, the “ATSB Warrants”) to purchase in the aggregate 2,378,223 shares of Common Stock, of which warrants to purchase 2,156,001 shares of Common Stock remain outstanding. The outstanding ATSB Warrants consist of the following: (a) warrants to purchase 1,269,022 shares of Common Stock, exercisable at $0.78 per share through December 30, 2008; and (b) warrants to purchase 886,979 shares of Common Stock, exercisable at $3.20 per share through December 30, 2009. The holders of the ATSB Warrants are entitled to (a) demand registration of all or part of the ATSB Warrants and the Common Stock underlying the ATSB Warrants under the Securities Act of 1933, as amended, on three separate occasions; and (b) request that the Company include the ATSB Warrants and the Common Stock underlying the ATSB Warrants in any registration statement filed for purposes of a public offering of the Company’s Common Stock or any securities which are convertible into the Company’s Common Stock. The Company and World will pay all registration expenses, other than any underwriting fees or selling commission, and will take other actions as are required to permit unrestricted resales of the Common Stock underlying the ATSB Warrants pursuant to any applicable registration statement. As holder of the ATSB Warrants, the ATSB beneficially owns in excess of 5% of the Company’s outstanding Common Stock.
      The Company leases certain aircraft from International Lease Finance Corporation (“ILFC”). In the fiscal year ended December 31, 2004, World paid an aggregate amount of $45,600,000 under the ILFC lease agreements. ILFC is also a guarantor of $3,000,000 principal amount of the ATSB Loan (the “Tranche B Loan”). As a guarantor of the Tranche B Loan, ILFC is entitled to guarantee fees at an annual rate of 3.0% of the principal amount of Tranche B Loan scheduled to be outstanding for the interest periods ending on or about June 12 and December 12 of each year for so long as the ATSB Loan remains outstanding, excluding December 12, 2008 (the maturity date of the ATSB Loan). World paid $91,000 in guarantee fees in 2004.
      On December 30, 2003, World issued $25,545,000 aggregate principal amount of 8.0% Convertible Senior Subordinated Debentures due 2009 (the “Debentures”) pursuant to the Indenture, dated as of December 30, 2003 (the “Indenture”), by and between World and Wachovia Bank, National Association, as trustee (the “Trustee”), in exchange for $22,545,000 aggregate principal amount of its outstanding 8.0% Convertible Senior Subordinated Debentures due 2004 and $3,000,000 in cash. The Debentures were convertible into the Company Common Stock at a conversion price of $3.20 per share. In connection with the Merger, the Company, World, and the Trustee, executed the First Supplemental Indenture, dated as of January 10, 2005 (the “First Supplemental Indenture”), pursuant to which the Company became a party to the Indenture. Under the terms of the First Supplemental Indenture, the Company became a co-obligor under the Indenture and, along with World, jointly and severally liable for the payment of interest and principal on the Debentures.
      On February 22, 2005, the Company and World elected to fully redeem before maturity the outstanding Debentures at the redemption price of 100% of the principal amount thereof plus accrued and unpaid interest (the “Redemption Price”) to the redemption date of March 24, 2005 (the “Redemption Date”). In accordance with the terms of the Indenture, at any time prior to the close of business on March 22, 2005 (the “Conversion Deadline”), the holders of the Debentures were entitled to convert their Debentures into shares of Common Stock at a conversion price of $3.20 per share (the “Conversion Price”). For each Debenture in the denomination of $1,000, the Conversion Price is equivalent to a conversion rate of approximately 312.5 shares of Common Stock. The Company paid cash in lieu of any fractional shares. All of the outstanding Debentures were converted into Common Stock by the Conversion Deadline.

STOCK PERFORMANCE
      The Company’s Common Stock is traded on the Nasdaq SmallCap Market. The graph below compares the performance of an investment in the Common Stock and the Russell 2000 Index, the Dow Jones Airline Index, and the Dow Jones Delivery Services Index for the period from December 31, 1999 through December 31, 2004. The comparison assumes that the value of the investment and of each index was $100 at December 31, 1999 and that all dividends were reinvested.

	Dec-99	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04
World Air Holdings, Inc.	$100	$107	$49	$77	$354	$677
Russell 2000	$100	$97	$99	$79	$116	$138
Dow Jones Delivery Services Index	$100	$101	$107	$118	$144	$184
Dow Jones Airline Index	$100	$135	$89	$51	$66	$62
      There are significant differences between the business of the Company and those of the companies that comprise the above mentioned industry or line-of-business indices. These differences may lessen the comparability of the information presented. The Dow Jones Airline Index components are large, scheduled, domestic airline carriers, while the Company is a smaller global airline and contract service provider with no scheduled service. The Dow Jones Delivery Services Index is heavily weighted by the market capitalization of freight and courier companies, which have operations much larger than the Company’s cargo operations.
EXECUTIVE COMPENSATION
      The following table sets forth information concerning the compensation for services rendered to the Company during the years ended December 31, 2004, 2003, and 2002 that was awarded to, earned by, or paid to (i) the Company’s Chief Executive Officer, (ii) each of the other four most highly compensated executive officers of the Company whose total salary and bonus for the year ended December 31, 2004 exceeded $100,000, and (iii) two former executive officers of the Company who would have been included in the group of four most highly compensated executive officers had they been executive officers at December 31, 2004.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation

				Other Annual	Shares Underlying	All Other
Name and Position	Year	Salary	Bonus(1)	Compensation	Options	Compensation

Randy J. Martinez	2004	$261,063	$343,125	$-0-	185,378	$4,678	(3)
President and Chief	2003	$203,365	$97,975	$-0-	125,000	$4,276	(4)
Executive Officer(2)	2002	$199,039	$29,132	$-0-	-0-	$3,877	(5)
Hollis L. Harris	2004	$133,269	$-0-	$700,000	2,145,314	$3,090	(7)
Chairman and Chief	2003	$350,000	$-0-	$-0-	200,000	$7,416	(8)
Executive Officer(6)	2002	$350,000	$-0-	$-0-	-0-	$7,416	(9)
Gilberto M. Duarte, Jr.	2004	$200,102	$160,000	$-0-	-0-	$5,055	(10)
Chief Financial Officer	2003	$200,000	$117,570	$-0-	50,000	$4,755	(11)
	2002	$199,423	$29,255	$-0-	-0-	$4,395	(12)
Jeffrey L. MacKinney	2004	$211,058	$249,375	$-0-	-0-	$4,608	(14)
Chief Operating Officer(13)	2003	$60,577	$34,291	$-0-	-0-	$-0-
Charles H. J. Addison	2004	$178,755	$129,500	$-0-	20,172	$4,485	(16)
Senior Vice President,	2003	$175,000	$102,874	$-0-	50,000	$5,683	(17)
Operational Support	2002	$144,201	$-0-	$-0-	100,000	$3,663	(18)
Services(15)
Robert R. Binns	2004	$117,794	$96,000	$-0-	-0-	$117	(20)
Senior Vice President,
Marketing and Planning(19)
Cindy M. Swinson	2004	$150,096	$-0-	$262,500	-0-	$206	(22)
General Counsel and	2003	$169,615	$99,708	$-0-	35,000	$225	(23)
Corporate Secretary(21)	2002	$174,039	$25,453	$-0-	25,000	$225	(24)

(1)	Bonuses are paid to Company executives from a profit sharing pool that is distributed among management. Bonuses reported for 2004 were earned and accrued as of December 31, 2004 and are payable within 90 days of the Company’s filing of its Form 10-K for the 2004 fiscal year.

(2)	Mr. Martinez became President and Chief Executive Officer effective April 1, 2004. Mr. Martinez was appointed President and Chief Operating Officer effective November 1, 2003 and, prior to such date, Mr. Martinez served as Executive Vice President, Marketing and Administration.

(3)	Consists of (i) $405 in excess term life insurance premiums, and (ii) $4,273 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(4)	Consists of (i) $315 in excess term life insurance premiums, and (ii) $3,961 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(5)	Consists of (i) $270 in excess term life insurance premiums, and (ii) $3,607 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Martinez.

(6)	Mr. Harris relinquished the title of Chief Executive Officer effective April 1, 2004 and resigned as Chairman of the Board of Directors effective May 6, 2004.

(7)	Consists of $3,090 in excess term life insurance premiums.

(8)	Consists of $7,416 in excess term life insurance premiums.

(9)	Consists of $7,416 in excess term life insurance premiums.

(10)	Consists of (i) $1,188 in excess term life insurance premiums, and (ii) $3,867 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(11)	Consists of (i) $774 in excess term life insurance premiums, and (ii) $3,981 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(12)	Consists of (i) $774 in excess term life insurance premiums, and (ii) $3,621 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Duarte.

(13)	Mr. MacKinney became Chief Operating Officer effective April 1, 2004. Mr. MacKinney joined the Company as Senior Vice President, Planning and Corporate Development, effective August 16, 2003.

(14)	Consists of (i) $315 in excess term life insurance premiums, and (ii) $4,293 in annual Company contributions to a defined contribution plan paid on behalf of Mr. MacKinney.

(15)	Mr. Addison was appointed Senior Vice president, Operational Support Services, in May 2004.

(16)	Consists of (i) $156 in excess term life insurance premiums, and (ii) $4,329 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Addison.

(17)	Consists of $5,683 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Addison.

(18)	Consists of $3,663 in annual Company contributions to a defined contribution plan paid on behalf of Mr. Addison.

(19)	Mr. Binns became Senior Vice President, Marketing and Planning, effective April 26, 2004.

(20)	Consists of $117 in excess term life insurance premiums.

(21)	Ms. Swinson resigned as General Counsel and Corporate Secretary effective November 1, 2004.

(22)	Consists of $206 in excess term life insurance premiums.

(23)	Consists of $225 in excess term life insurance premiums.

(24)	Consists of $225 in excess term life insurance premiums.
      The following table sets forth information concerning individual grants of stock options made during the year ended December 31, 2004 to each of the named executive officers:
Option Grants in Fiscal 2004

					Potential Realizable Value at Assumed Annual
					Rates of Stock Price Appreciation for Option Term

	Individual Grants				5%		10%

	Number of	Percent of Total				Market Price		Market Price
	Shares	Options				Per Share		Per Share
	Underlying	Granted to	Exercise		Potential	Required to	Potential	Required to
	Options	Employees in	Price Per	Expiration	Dollar	Realize	Dollar	Realize Dollar
Name	Granted	Fiscal Year	Share	Date	Gains	Dollar Gains	Gains	Gains

Randy J. Martinez	150,000	21.6%	$3.59	05/05/12	$868,800	$9.38	$1,503,300	$13.61
Jeffrey L. MacKinney	100,000	14.4%	$3.59	05/05/12	$579,200	$9.38	$1,002,200	$13.61
Robert R. Binns	100,000	14.4%	$3.59	05/05/12	$579,200	$9.38	$1,002,200	$13.61
      The values above do not reflect that many of the options are subject to vesting schedules and, accordingly, are not immediately exercisable. Nor do such values reflect that, if the named executives are deemed to be affiliates of the Company within the meaning of the federal securities laws and regulations, they may be subject to restrictions on their ability to sell or otherwise dispose of any shares acquired upon any exercise of the options. The assumed rates of stock price appreciation above are arbitrary and bear no relationship to the historic value of the Company’s Common Stock since its initial public offering in 1995.

      The following table sets forth additional information concerning exercises of stock options during 2004 by the named executive officers and the value of their unexercised options at December 31, 2004:
Aggregated Option Exercises in 2004 and
Fiscal Year-End Option Values

	Number of		Number of Shares		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired Upon		Options at Fiscal Year End		at Fiscal Year End
	Exercise of	Value
Name	Options	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Randy J. Martinez	80,000	$241,140	160,000	210,000	$753,603	$711,750
Hollis L. Harris	1,108,324	$3,236,306	-0-	-0-	$-0-	$-0-
Gilberto M. Duarte, Jr.	-0-	$-0-	220,000	30,000	$1,162,600	$165,300
Jeffrey L. MacKinney	-0-	$-0-	50,000	150,000	$168,400	$364,560
Charles H. J. Addison	10,600	$31,574	87,000	60,000	$389,322	$318,300
Robert R. Binns	-0-	$-0-	10,000	90,000	$27,600	$248,400
Cindy M. Swinson	-0-	$-0-	99,500	-0-	$541,455	$-0-
Employment Agreements
      The Company has an employment agreement with Randy J. Martinez that, as amended, provides that he shall serve as President and Chief Executive Officer of the Company until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Board of Directors fails to give him written notice, on or before June 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. The agreement provides for a minimum base salary of $275,000 per year, plus employee benefits, bonus and indemnification for Mr. Martinez against certain losses.
      The Company had an employment agreement with Hollis L. Harris under which he served as Chairman of the Board of Directors until his retirement effective May 6, 2004 and as Chief Executive Officer of the Company until his retirement effective April 1, 2004. The agreement provided for a minimum base salary of $350,000 per year, plus employee benefits and bonus, agreed to indemnify him against certain losses, and granted him options under the agreement to purchase up to 1,000,000 shares of its Common Stock. Mr. Harris agreed to purchase $100,000 worth of Company Common Stock or debentures, which he did through a voluntary reduction of his base salary and participation in the Company’s Employee Salary Exchange Program and restricted stock plan. The agreement terminated upon Mr. Harris’ retirement on May 6, 2004.
      The Company has an employment agreement with Gilberto M. Duarte, Jr. that, as amended, provides that he shall serve as Chief Financial Officer of the Company until December 31, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before June 30, 2007, of the Company’s intent not to renew the agreement or to renew it on different terms. The agreement provides for a minimum base salary of $200,000 per year, plus employee benefits, bonus and indemnification against certain losses.
      The Company has an employment agreement with Jeffrey L. MacKinney that, as amended, provides that he shall serve as Chief Operating Officer of the Company until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before June 6, 2006, of the Company’s intent not to renew the agreement or to renew on different terms. The agreement provides for a minimum base salary of $225,000 per year, plus employee benefits, bonus and indemnification against certain losses.
      The Company has an employment agreement with Charles H. J. Addison that, as amended, provides that he shall serve as Senior Vice President, Operational Support Services, of the Company until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before November 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. Pursuant to the agreement, the Company agreed to compensate

Mr. Addison at a minimum base salary of $180,000 plus employee benefits and bonus, and agreed to indemnify Mr. Addison against certain losses.
      The Company has an employment agreement with Robert R. Binns that provides that he shall serve as Senior Vice President, Marketing and Planning, of the Company until May 6, 2007, subject to a one-year extension on the same terms and conditions in the event that the Chief Executive Officer fails to give him written notice, on or before November 6, 2006, of the Company’s intent not to renew the agreement or to renew it on different terms. The agreement provides for a minimum base salary of $180,000 per year, plus employee benefits, bonus and indemnification against certain losses.
      The Company had an employment agreement with Cindy M. Swinson under which she served as General Counsel and Corporate Secretary of the Company until her resignation effective November 1, 2004. Pursuant to the agreement, the Company agreed to compensate Ms. Swinson at a minimum base salary of $175,000 per year plus employee benefits and bonus, and agreed to indemnify her against certain losses. The agreement terminated upon Ms. Swinson’s resignation.
      Each of these employment agreements is terminable by the Company with or without cause and by the named executive officer upon the occurrence of certain events, including a change in control of the Company, a change in the named executive officer’s responsibilities and relocation of the Company’s headquarters outside the Peachtree City, Georgia, metropolitan area. Upon any such termination other than for cause, the named executive officers would be entitled to receive severance in an amount equal to 24 months base salary in the case of each of Messrs. Martinez and MacKinney, 18 months base salary in the case of each of Messrs. Duarte and Addison, and 12 months base salary in the case of Mr. Binns, and all unvested options previously granted to the named executive officers would become immediately exercisable.
EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2004 regarding compensation plans under which equity securities of the Company are authorized for issuance.

			Number of
			Securities
			Remaining Available
			for Future Issuance
	Number of	Weighted	under Equity
	Securities To Be	Average	Compensation Plans
	Issued Upon	Exercise Price	(Excluding
	Exercise of	of Options,	Securities Reflected
	Options, Warrants	Warrants and	in the First
Plan Category	and Rights	Rights	Column)

Equity Compensation Plans Approved by Security Holders	4,849,912	$2.18	1,658,812
Equity Compensation Plans Not Approved by Security Holders	1,050,000	$2.57	339,000

Total	5,899,912	$2.25	1,997,812

      See Note 7 to the Company’s Consolidated Financial Statements, included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for information regarding the material features of the above plans. Each of the above plans provides that the number of shares with respect to which options may be granted, and the number of shares of Common Stock subject to an outstanding option shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a stock dividend on Common Stock, and the purchase price per share of outstanding options shall be proportionately revised.

AUDIT COMMITTEE REPORT
      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as independence for audit committee members is defined by the Nasdaq listing standards. The Audit Committee operates under a written charter approved by the Board of Directors, which reviewed and revised the charter in February 2004, and can be found on the Company’s website at www.worldairways.com.
      Management is responsible for the Company’s internal controls and financial reporting process. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      In connection with these responsibilities, the Audit Committee met with management and the Independent Registered Public Accounting Firm to review and discuss the December 31, 2004 consolidated financial statements. The Audit Committee also discussed with the Independent Registered Public Accounting Firm the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), which include, without limitation, matters related to the conduct of the audit of the consolidated financial statements. The Audit Committee also received written disclosures from the Independent Registered Public Accounting Firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the Independent Registered Public Accounting Firm that firm’s independence.
      Based upon the Audit Committee’s discussions with management and the Independent Registered Public Accounting Firm, and the Audit Committee’s review of the representations of management and the report of the Independent Registered Public Accounting Firm, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC.
      The foregoing report is provided by the Audit Committee of the Board of Directors, consisting of A. Scott Andrews (Chair), Joel H. Cowan and Peter M. Sontag.
COMPENSATION COMMITTEE REPORT
      There are three main compensation components for executive officers of the Company: (1) base salary; (2) bonuses paid under the Company’s Management Incentive Compensation Plan; and (3) incentive or non-qualified stock options granted under the Company’s Amended and Restated 1995 Stock Incentive Plan (the “1995 Stock Incentive Plan”).
      Base salaries of executive officers are initially set, and from time to time adjusted, to be competitive with those being paid by other area and industry companies to retain executives or attract executives with comparable responsibilities and experience. The Compensation Committee of the Board of Directors normally recommends, and the Board determines, the base salary of each executive officer of the Company.
      Under the Management Incentive Compensation Plan, executive officers are eligible to receive annual cash bonuses of up to 35% — 130% of their base salaries. Management incentive amounts (including for executive officers) are calculated after all profit sharing plans are paid out based on remaining net earnings. Any bonus payable to the Chief Executive Officer is based solely on whether the Company meets or exceeds certain budgeted net income targets. The Chief Executive Officer’s performance is subject to an evaluation process that involves objective as well as subjective criteria. Any bonus payable to other executive officers is based on a weighing of Company, department, and individual quantitative performance, subject to adjustment. Based on these criteria, the Company accrued bonuses earned as of December 31, 2004, which will be payable within 90 days of the Company’s filing of its Form 10-K for fiscal year ended 2004.
      Under the 1995 Stock Incentive Plan, executive officers are eligible to receive grants of incentive or non-qualified stock options exercisable over not more than ten years at the fair market value of the Company’s

Common Stock on the date of grant. The 1995 Stock Incentive Plan is administered by the Compensation Committee, which is authorized to determine the vesting schedule for each grant.
      The foregoing report is provided by the Compensation Committee of the Board of Directors, consisting of Daniel J. Altobello (Chair), Joel H. Cowan and Peter M. Sontag.
STOCKHOLDER PROPOSALS
      Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company’s Secretary no later than December 8, 2005, to be included in the Company’s 2006 proxy materials. Proposals intended for inclusion in next year’s proxy statement should be sent to the attention of Mark M. McMillin, Assistant General Counsel and Corporate Secretary, at World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269.
      The proxy or proxies designated by the Company will have discretionary authority to vote on any proposal properly presented by a stockholder for consideration at the 2005 Annual Meeting of Stockholders but not submitted for inclusion in the proxy materials for such meeting unless (i) with respect to any nomination for director, a written nomination is submitted to the Company at least 90 days prior to the meeting as provided in the Bylaws of the Company, or (ii) with respect to any other shareholder proposal, notice of the proposal, containing the information required by the Bylaws of the Company is received by the Company at its principal executive offices not less than 60 days prior to the meeting and, in either case, certain other conditions of the applicable rules of the SEC are satisfied.
ANNUAL REPORT
      A copy of the Company’s Annual Report to Stockholders is being provided herewith to each stockholder entitled to vote at the annual meeting. It includes the Company’s most recent Annual Report on Form 10-K as filed with the SEC. A copy of the Company’s Annual Report on Form 10-K is available at no charge to all stockholders. For a copy, please contact Gilberto M. Duarte, Jr., Chief Financial Officer, at World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, telephone number (770) 632-8002.
OTHER INFORMATION
      This solicitation of proxies is being made by the Board of Directors of the Company. In addition to solicitation by mail, proxies may also be solicited by directors, officers, and employees of the Company, who will not receive additional compensation for such solicitation. Brokerage firms and other custodians, nominees, and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock. The address of the Company’s principal executive offices is World Air Holdings, Inc., The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, and its telephone number is (770) 632-8002. The above notice and proxy statement are sent by order of the Board of Directors.

By Order of the Board of Directors,

Mark M. McMillin
Corporate Secretary
Dated: April 6, 2005

WORLD AIR HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proxy for the Annual Meeting of Stockholders to be Held on May 5, 2005
     The undersigned hereby appoints RANDY J. MARTINEZ and MARK M. MCMILLIN, and each of them, as the proxy or proxies of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.001 per share, of World Air Holdings, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, on Thursday, May 5, 2005, at 9:00 a.m., local time, and at any adjournment(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

1.	To elect three Class I directors for a term of three years. Nominees: Daniel J. Altobello, Peter M. Sontag and Madeline E. Hamill

☐ FOR all nominees	☐ WITHHOLD AUTHORITY to vote for all nominees

☐ FOR all nominees except any whose name is crossed out above

2.	To ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2005.
☐    FOR                        ☐    AGAINST                        ☐    ABSTAIN
(continued and to be signed on reverse side)
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF A PROPERLY EXECUTED PROXY GIVES NO DIRECTION, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, “FOR” THE OTHER PROPOSAL, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL OTHER MATTERS THAT PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

Dated:	, 2005

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized person.

WORLD AIR HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
CONFIDENTIAL VOTING INSTRUCTIONS OF 401(k) PLAN PARTICIPANTS AND BENEFICIARIES
For the Annual Meeting of Stockholders to be held on May 5, 2005
     The undersigned hereby instructs Wells Fargo Retirement Plan Services, Inc., trustee (the “Trustee”) of the World Air Holdings, Inc. Employees 401(k) Savings Plan (the “Plan”), to vote all shares of common stock, par value $.001 per share, of World Air Holdings, Inc., a Delaware corporation (the “Company”), allocated to the account of the undersigned as a participant in or beneficiary under the Plan, in accordance with these instructions, at the Annual Meeting of Stockholders of the Company to be held at the Company’s principal executive offices located at The HLH Building, 101 World Drive, Peachtree City, Georgia 30269, on Thursday, May 5, 2005, at 9:00 a.m., local time, and at any adjournment(s) thereof.

1.	To elect three Class I directors for a term of three years.
Nominees: Daniel J. Altobello, Peter M. Sontag and Madeline E. Hamill

☐	FOR all nominees	☐	WITHHOLD AUTHORITY to vote for all nominees
☐	FOR all nominees except any whose name is crossed out above

2.	To ratify the selection of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2005.
☐ FOR                        ☐ AGAINST                        ☐ ABSTAIN
(continued and to be signed on reverse side)
THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS INSTRUCTED BY THE PLAN PARTICIPANT OR BENEFICIARY. IF NO INSTRUCTION IS GIVEN, SUCH SHARES WILL BE VOTED AS THE TRUSTEE DEEMS PROPER IN ITS BEST JUDGMENT.

Dated:	, 2005

Signature

Signature

Mark here for address change and note at left. ☐

PLEASE MARK, DATE, SIGN, AND RETURN THE CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as name appears hereon.